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                                                                    EXHIBIT 99.1
                                REVOCABLE PROXY

                            THE BANK OF HEARD COUNTY

                                  COURT SQUARE
                            FRANKLIN, GEORGIA  30217

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE BANK OF HEARD COUNTY (THE "BANK") WHO WILL SERVE AS THE PROXY COMMITTEE FOR THE SPECIAL MEETING OF SHAREHOLDERS ("SPECIAL MEETING").

The undersigned shareholder of the Bank hereby appoints the Proxy Committee with the full power of substitution to represent and to vote, as designated on the reverse side, all the shares of the Bank held of record by the undersigned on _____________, 1995, at the Special Meeting to be held at _______ p.m., Eastern Time, on ____________, 1995, at the offices of the Bank, Court Square, Franklin, Georgia 30217, or any adjournment thereof.

The undersigned shareholder may revoke this Proxy at any time before it is voted by either filing with the Secretary of the Bank a written notice of revocation, delivering to the Bank a duly executed Proxy bearing a later date, or by attending the Special Meeting and voting in person.

                   PLEASE VOTE, SIGN AND DATE ON REVERSE SIDE





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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL I AND PROPOSAL II



I. Approval of the Agreement and Plan of Merger dated August 3, 1995, wherein the Bank will be merged with Interim Heard Corporation in a reverse triangular merger which will result in the shareholders of the Bank exchanging each of their shares of the Bank common stock for
         325.58 shares of First National Bancorp common stock.

         FOR  [ ]              AGAINST  [ ]          ABSTAIN   [ ]

II. Authorize the Board of Directors to adjourn the Special Meeting to solicit additional proxies in the event that the number of proxies sufficient to approve Proposal I has not been received by the date of the Special Meeting.

         FOR  [ ]              AGAINST  [ ]          ABSTAIN   [ ]

IN THEIR DISCRETION THE PROXY COMMITTEE IS AUTHORIZED TO TRANSACT AND TO VOTE UPON SUCH OTHER BUSINESS as may properly come before the Special Meeting or any adjournments thereof.

NOTE: When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR PROPOSAL I AND FOR PROPOSAL II.

IMPORTANT:

PLEASE SIGN your name exactly as it appears on this Proxy Card. If shares are held jointly, each holder may sign, but only one signature is required. When signing as attorney, executor, administrator, agent, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign as the authorized person in the partnership name.

The undersigned acknowledges receipt from the Bank, prior to the execution of this Proxy, of a Notice of Special Meeting and a Proxy Statement-Prospectus dated ______________, 1995.


X
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  Signature


X
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  Signature, if held jointly

Date:
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Please mark, sign, date and return this Proxy Card promptly, using the enclosed envelope.

NOTE: IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.